SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                January 27, 1999

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                               Gardenburger, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                     Oregon
                 (State or Other Jurisdiction of Incorporation)

                                     0-20330
                              (Commission File No.)

                                   93-0886359
                        (IRS Employer Identification No.)

                      1411 S.W. Morrison Street, Suite 400
                             Portland, Oregon 97205
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's Telephone Number, Including Area Code:
                                 (503) 205-1500

ITEM 5.  OTHER EVENTS.

         Gardenburger, Inc. (the "Company"), stated during its analyst conference call discussing 1998 fourth quarter and fiscal year earnings held on January 27, 1999, that in support of its 1999 business plan, the Company has taken appropriate steps in recent months, with the help of an investment banker, to obtain financing through a private placement of convertible preferred stock in the range of $20 to $25 million. The offering is anticipated to be completed in due course during the 1999 first quarter. The securities to be offered will not be registered under the Securities Act of 1933 or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         This report on Form 8-K is being filed pursuant to Rule 135c under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           GARDENBURGER, INC.


Dated:  January 27, 1999                   By  /s/ Richard C. Dietz
                                               Richard C. Dietz
                                               Executive Vice President
                                               and Chief Financial Officer